SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    October 3, 2002


                             SBM Certificate Company
               (Exact Name of Registrant as Specified in Charter)


          Maryland                     811-6268                 52-2250397
(State of Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


c/o STATEBOND & MORTGAGE COMPANY, L.L.C.
5101 RIVER ROAD, SUITE 101
BETHESDA, MD                                                         20816
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code: 301-656-4200


                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)


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Item 5. Other Events.

      In its Form 8-K dated August 16, 2002, SBM Certificate Company (the "Company") reported action taken by the Company's Board of Directors that removed John J. Lawbaugh from his positions as Chairman of the Board and Chief Executive Officer of the Company, suspended Mr. Lawbaugh's authority to act for or bind the Company with respect to any transactions and prohibited him from exercising any control over the Company and its assets. As of the date of this Form 8-K, however, Mr. Lawbaugh continues to control 100% of the Company's common stock through his ownership of 86% of the outstanding common stock of 1st Atlantic Guaranty Corporation ("1st Atlantic"), the Company's parent.

      The action taken by the Board of Directors resulted from information that came to the Company's attention concerning Mr. Lawbaugh's possible participation in certain financial transactions involving the Company (the "questioned transactions") that raised potential issues under the federal securities laws, as well as other concerns with the possible diversion of Company assets. In the Company's effort to obtain further, substantiating information concerning the questioned transactions, the Board of Directors, among other things, authorized its independent auditors, Reznick Fedder & Silverman ("Reznick"), to conduct an investigation into the transactions to determine their scope and the impact on the Company's financial statements. And on August 28, 2002, at a Special Meeting of the Board of Directors, a Special Committee, consisting of two directors who are not "interested persons" within the meaning of the Investment Company Act of 1940 ("1940 Act"), was created to oversee the investigation into the questioned transactions and report its findings and recommendations for action to the Board.

      At a meeting of the Board on October 3, 2002, the Special Committee presented its report and the Company has concluded that Mr. Lawbaugh: (1) failed to comply with provisions of the 1940 Act prohibiting transactions with affiliated persons of registered investment companies; (2) caused the Company to


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fail to comply with disclosure requirements of the Securities Act of 1933 ("1933
Act") applicable to the Company's prospectuses, and disclosure requirements of the Securities Exchange Act of 1934 concerning information required to be included in the Company's periodic reports filed with the SEC; and, (3) diverted cash assets of the Company to himself directly or indirectly, and that the cash assets so diverted amounted to approximately $1,769,000, of which $900,000 was returned to the Company by Mr. Lawbaugh on September 10, 2002.

      In the circumstances, Reznick advised the Company that its financial statements for the years ended December 31, 2001, and December 31, 2000, required restatement. The restatement necessitated by the questioned transactions has resulted in a reduction in the Company's qualified assets at December 31, 2001, previously reported to be $24,004,433, of $1,396,907; and a reduction in such assets at December 31, 2000, previously reported to be $21,462,378, of $292,236. After the restatements, the Company had excess qualified reserves of $711,879 and $553,388 at December 31, 2001 and 2000, respectively.

      The Company's restated financial statements include its consolidating balance sheet, consolidating statement of operations and comprehensive income
(loss), consolidating statement of shareholder's equity, consolidating statement of cash flows and notes to consolidating financial statements. The restated financial statements will be included in amendments to the Company's annual reports on Form 10-K for the years ended December 31, 2001 and December 31, 2000, which are to be filed with the SEC shortly. Restated financial statements also will be included in amended Form 10-Q quarterly reports for the quarters affected, as well as in a post-effective amendment to the Company's 1933 Act


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registration statement for its Series 500 face-amount certificates, also to be to be filed shortly with the SEC.

      The questioned transactions, all of which occurred when Mr. Lawbaugh was responsible for making the Company's significant investments, are summarized below:

      Certain Mortgage Notes

      In August 2000, the Company transferred funds to an escrow agent for the purchase of three mortgage notes totaling $731,000. Two of the mortgage notes were funded and closed in the total amount of $481,000. The remaining $250,000 was wired to a 1st Atlantic bank account (the "Account") in the Washington, D.C., area, of which the accounting department of the Company and 1st Atlantic had no knowledge. This wire was effected by the escrow agent pursuant to the instructions of Mr. Lawbaugh. The Company has determined that the Account is controlled by Mr. Lawbaugh.

      Jackson Mortgage Note

      Also in August 2000, the Company purchased a mortgage note in the amount of $572,621. The borrower under the note was to pay the Company extension fees totaling $50,000. On September 10, 2000, the borrower wired this $50,000, pursuant to the instructions of Mr. Lawbaugh, to the Account controlled by Mr. Lawbaugh.

      Timberline Notes

      Timberline Ski Resort is located in West Virginia and owned by a developer that is the borrower under the Timberline notes. 1st Atlantic acquired the first Timberline note from the original bank lender in September 1999 for $48,906 and extended a $300,000 line of credit to the borrower. In October 2000, the Company refinanced the Timberline note acquired by 1st Atlantic with a new Timberline


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note evidencing a loan from the Company to the borrower of $620,569. Of this amount, $336,519 was used to pay the balance owed 1st Atlantic under the note being refinanced, and $30,366 was used to pay closing costs. The balance of $253,684 was advanced to the borrower. The refinancing was funded through the Account controlled by Mr. Lawbaugh. The $30,366 of closing costs were retained in the Account.

      The Timberline note was refinanced again in October 2001 in the amount of $1,066,789. In connection with the refinancing, again funded by the Company, a total of $43,672 was disbursed by the settlement agent to Commercial Finance Group, Inc. ("CFG"), which the Company determined is owned by Mr. Lawbaugh.

      W Street One

      In December 2000, the Company funded a $375,000 loan, later increased to $390,000, to W Street One, LLC ("W Street One"), which is 51% owned by 1st Atlantic LLC and 49% owned by an unrelated party. The loan was evidenced by a mortgage note secured by a first deed of trust on real property located in Washington, D.C., and by junior indemnity deeds of trusts on two other properties in Washington, D.C. Pursuant to the loan commitment, interest accrued at the rate of 12% per annum and all interest and principal became due in December 2001. As part of the transaction, the Company also had an interest in the profits on the sale of one of the properties subject to a junior deed of trust. At the closing of the loan in December 2000, origination fees due to the Company in the amount of $11,870 were deposited to the Account that Mr. Lawbaugh controls, rather than paid to the Company. In March 2002, Mr. Lawbaugh negotiated the payment of the mortgage note, which was in default, accrued interest and the Company's profit share in the junior deed of trust property. The payoff amount negotiated was to be $556,430, of which the Company was to receive $70,000 on March 18, 2002. However, on that date, the title company


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involved disbursed only $15,600 to the Company, and it disbursed $54,400 to 1st
Atlantic LLC, which was not part of, or known to, the Company, and which the Company now believes is controlled by Mr. Lawbaugh. The title company's check payable to 1st Atlantic LLC for $54,400 was subsequently delivered to the Company, at Mr. Lawbaugh's direction, and the check has been deposited into the Company's bank account.

      On April 2, 2002, the Company received a check in the amount of $463,120, payable to the Company, which purported to be in settlement of the outstanding $438,120 of principal and interest on the mortgage note and $25,000 due the Company on the sale of the junior deed of trust property. These payments were $40,200 short of the amount of the total the settlement the Company expected to receive based on the settlement statement. The Company subsequently learned that, on the borrower's instructions, a check for $40,200 had been issued by the title company to "IRE, Ltd.," an entity that was unknown to the Company, but which it later learned is controlled by Mr. Lawbaugh.

      Ashdun Corporation Note.

      Pursuant to a line of credit agreement entered into in February 2001 with Ashdun Corporation ("Ashdun"), a real estate development company, the Company funded $1,065,000 to Ashdun as a draw on the credit line pursuant to Mr. Lawbaugh's instructions. According to settlement statements, however, only $831,000 was disbursed by the title company for the draw on the credit line, which was collateralized by real property. Of the remaining $234,000, $150,000 was wired back to the Company and $84,000 was wired to one of Mr. Lawbaugh's personal bank accounts. Of the $831,000 disbursed relating to the credit line draw, a total of $111,279 was disbursed by the title company, pursuant to Mr. Lawbaugh's instructions, to CFG, to cover a "loan origination fee" of $106,200 and other charges. The Company also has determined that Mr. Lawbaugh diverted


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funds at the closing of the draw on the credit line that were to be used to establish an escrow for Ashdun. The escrow amount totaled $42,286 and was held by Mr. Lawbaugh without the knowledge of the Company.

      In June 2002, in bankruptcy proceedings involving Ashdun, an unrelated party (the "Purchaser") purchased the underlying collateral that secured the credit line. Proceeds from the purchase would have gone to pay the Company for amounts due it from Ashdun. Instead, the Company financed the Purchaser's acquisition of the property with a substitute loan totaling $1,050,000. At the settlement of the financing, loan origination fees of $16,500 were paid by the Purchaser to CFG.

      The funding of the Ashdun line of credit and the subsequent funding to the Purchaser resulted in the receipt by Mr. Lawbaugh directly, and through CFG and the escrow account, of a total of $254,065.

      Villas Prince Georges County Tax Certificates

      In September 2001, Mr. Lawbaugh assumed the direction of the Company's purchase of real estate tax lien certificates secured by properties in the "Villas" development, located in Prince Georges County, Maryland. Mr. Lawbaugh caused the Company to wire $938,744 to a title company which wired $702,029 to Prince Georges County for payment of the tax lien certificates, leaving an excess of $236,715 with the title company. Of the excess amount, in October 2001, Mr. Lawbaugh caused the title company to disburse $47,971 back to the Company and $188,744 to 1st Atlantic. The check for the amount disbursed to 1st Atlantic was deposited in the Account that is controlled by Mr. Lawbaugh.


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      REMIC Certificate

      In July 2002, Mr. Lawbaugh caused the Company to wire $5.4 million to a bank escrow account for the purchase of residual interests in a pool of first mortgage loans. After these funds were wired, the Company was advised by the seller's agent that only $4.5 million was required for the purchase, and the $900,000 difference had been wired to another bank and credited to the account of CTS Liquidating Company ("CTS"). The Company determined that CTS is owned by Mr. Lawbaugh and demanded the return of the $900,000 of excess funds. Mr. Lawbaugh authorized the return to the Company of the $900,000 credited to CTS, and on September 10, 2002, the Company's bank received these funds from CTS's bank.

                              --------------------

      Mr. Lawbaugh did not take any steps to oppose the action taken by the Board on August 16, 2002, removing Mr. Lawbaugh from his positions as Chairman of the Board and Chief Executive Officer, suspending his authority to act for the Company and prohibiting Mr. Lawbaugh from exercising any control over the Company. At the Board of Directors meeting held on August 28, 2002, Mr. Lawbaugh voted in favor of the creation of the Special Committee. Mr. Lawbaugh has not used his control position to interfere with or impede the Special Committee's investigation, and he has been given the opportunity to review the contents of this Form 8-K current report.

      To date, Mr. Lawbaugh has made restitution to the Company in the total amount of $900,000, which was returned to the Company on September 10, 2002, as reported under "REMIC Certificate," above. The Company has made a demand for payment of the remaining amount owed to it by Mr. Lawbaugh. As of October 3, 2002, approximately $1,040,000 of the Company's total claims against Mr.


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Lawbaugh, including costs to date, remain unpaid. To the extent that Mr.
Lawbaugh does not make restitution to the Company of all amounts that he diverted, directly or indirectly, to his own benefit, the Company will pursue all legal remedies that are available to it, and will seek recovery of all costs the Company has incurred in connection with this matter.

      The Company is engaged in settlement discussions with Mr. Lawbaugh and understands that he is seeking a buyer for his 1st Atlantic common stock.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                                SBM Certificate Company
                                                      (Registrant)

    Date:  October 4, 2002                   By /s/ Eric M. Westbury
           ---------------                      --------------------------------
                                                    Eric M. Westbury
                                                    President


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